Exhibit 99.1 July 31, 2006 FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: David Donaldson (205) 298-3220
VULCAN ANNOUNCES RECORD SECOND QUARTER RESULTS Significant Earnings Growth Projected for Full Year

Birmingham, Alabama - July 31, 2006 - Vulcan Materials Company (NYSE:VMC) announced today that second quarter earnings from continuing operations increased 50 percent to a record level of $1.47 per diluted share as compared to $0.98 per diluted share in the prior year. Second quarter earnings per diluted share include $0.15 attributable to the sale of certain contractual rights and $0.06 due to an increase in the carrying value of the ECU earn-out (see Table E), partially offset by $0.03 referable to an adjustment to estimated income tax liabilities for prior years. Operating income was approximately $218 million, an increase of 42 percent from the prior year's second quarter. Second quarter net earnings of $1.45 per diluted share include a $0.02 per diluted share loss from discontinued operations.

Don James, Vulcan's Chairman and Chief Executive Officer, stated, "We are very pleased with the earnings growth realized in the second quarter. Revenue in all three major product lines increased sharply and margins continued to expand. The strong pricing momentum and solid demand for our products we experienced in 2005 is continuing in 2006.

"Aggregates pricing improved 13 percent, driving aggregates earnings and margins higher despite increased energy costs. Our asphalt and concrete product lines also realized considerable growth in earnings and margins as price improvements more than offset higher costs for key raw materials. Following a very strong increase in the first quarter, second quarter shipments of aggregates were somewhat lower than a year ago. Year-to-date, aggregates shipments have met our expectations of 4 percent growth above our all-time record first-half shipments in 2005 and are consistent with the upper end of our full year guidance for 2006."

Second quarter net sales were $808 million, an increase of approximately 15 percent from the prior year's level. Gross profit increased 23 percent from the prior year due to improved pricing for all major product lines. As a percent of net sales, gross profit improved to 32 percent from the 30 percent realized in the prior year.

The average unit price for aggregates, excluding freight to remote distribution sites, increased 13 percent compared to the second quarter of 2005. Aggregates shipments were approximately 2 percent lower than last year's record second quarter level. Shipments in the second quarter were influenced by the effects of extremely favorable weather in the first quarter which accelerated demand as well as by abnormally wet weather in certain key markets in the second quarter. Earnings from asphalt and concrete product lines improved as price increases more than offset the effects of lower shipments and higher costs for key raw materials.

Selling, administrative and general expenses increased $9 million from the prior year due primarily to higher provisions for incentive compensation, including a $1.6 million expense related to stock options for which there was no comparable amount in the prior year, and increased professional fees.

Other operating income in the second quarter was $27 million higher than the prior year's second quarter due principally to the sale of the Company's contractual rights to mine its Bellwood quarry in Atlanta, Georgia (Table E). The City of Atlanta plans to convert the property into a city park and greenspace as part of a larger economic growth and development project around the city's perimeter. The Company worked with city and county officials to achieve this mutually beneficial transaction. Over the next two years, the Company will continue operating the quarry as it transitions customers to its existing 12 quarries in the greater Atlanta area and to a new, zoned site purchased in 2004 in anticipation of the Bellwood sale.

Other income increased $10 million from the prior year's second quarter due to an $11 million increase in the carrying value of the ECU earn-out. This earn-out agreement is accounted for as a derivative instrument, with any adjustments to the carrying value recorded as other income or charges in continuing operations (Table E).

During the second quarter, the Company purchased 4,235,200 shares of its common stock at a total cost of approximately $334 million, representing an average cost of $78.76 per share. Year to date, the Company has purchased 4,507,322 shares at a total cost of approximately $353 million, representing an average cost of $78.30 per share.

During the first six months of 2006, the Company completed 3 acquisitions for a total cash expenditure of approximately $20 million. The businesses acquired included 3 aggregates quarries in North Carolina, Virginia and Indiana.

All results are unaudited.

Outlook

"Construction spending remains strong due to continuing economic and infrastructure growth," observed Mr. James. "Our broad geographic footprint, with operations strategically located in high growth U.S. markets, positions us to benefit from the continuing strength in construction activity and provides regional diversification. Highway construction should benefit from both higher funding as a result of the new multi-year federal highway bill passed in 2005 and improving state and local tax receipts. The recovery in private nonresidential construction appears to be broad-based and is evident in most categories of this end market. Approximately 75 percent of our aggregates shipments go to public construction and private nonresidential construction and we are well positioned to benefit from growing demand in these end markets. Residential construction activity remains at high levels. Key markets such as Texas and Georgia continue to have significant backlogs of residential construction activity while in certain other markets, such as California, Arizona and Florida, residential demand is slowing.

"California, which is our largest state by revenue, is poised for significant growth in its transportation construction activity. The fiscal year 2007 budget, signed by the governor last month, allocates approximately $5 billion for new projects, an $800 million increase from the $4.2 billion allocated in 2006 and significantly more than the $900 million in 2005. In addition to this significant increase in highway funding, the governor and state legislators in California have approved a $37 billion general bond issue for the November ballot which includes $20 billion for transportation projects.

"Overall, we expect the broad strength in public infrastructure and private nonresidential construction in our markets to more than offset weaker residential construction activity in certain key markets. As a result, we expect our full year aggregates shipments to increase 2 to 4 percent from the record 260 million tons shipped in 2005.

"The strong pricing momentum we experienced in 2005 is continuing in 2006. For the full year, we now expect the average price for aggregates to increase 12 to 13 percent. Unit cost for diesel fuel is projected to continue to increase during the second half of 2006. Earnings from asphalt and concrete should increase from the prior year's levels with improved product pricing more than offsetting higher costs for key raw materials.

"In light of our year-to-date results and our outlook for the remainder of the year, we now expect earnings from continuing operations for the full year to be in the range of $4.60 to $4.85 per diluted share, compared to $3.30 per diluted share in 2005. We expect to earn $1.40 to $1.56 per diluted share from continuing operations in the third quarter as compared to $1.23 per diluted share in the third quarter of 2005. In the third quarter of 2005, earnings per diluted share benefited by $0.06 from an adjustment to the carrying value of the ECU earn-out and by $0.10 from a reduction in estimated income tax liabilities for prior years and a favorable settlement of federal income tax refund claims. Our earnings guidance for the third quarter and full year 2006 does not assume any potential adjustment in the carrying value of the ECU earn-out beyond the $0.13 per diluted share recorded in the first half of the year.

"Additionally, our 2006 earnings guidance for continuing operations includes $0.05 per diluted share in expense referable to stock options for the full year and $0.01 in the third quarter. Our 2005 earnings from continuing operations did not include any expense for stock options.

"Costs related to our former Chemicals business should result in a full year loss of $0.05 per diluted share from discontinued operations.

"In recent years, we have generated significant value for our shareholders through the development and sale of reclaimed and surplus real estate and we are continuing this process. Our current estimate for real estate gains in the second half of 2006 ranges from $0 to $40 million of pretax earnings. However, the timing of real estate sales is difficult to predict and as such, we have not included any future real estate gains in our current year earnings guidance."

In keeping with past practice, the Company will give quarterly and annual earnings guidance. The Company will issue press releases to revise such guidance if it is reasonably certain that comparable earnings per share, on either a quarterly or an annual basis, will be outside its latest published estimates.

Conference Call

Vulcan will host a conference call at 10:00 a.m. CDT on August 1, 2006. Investors and other interested parties may access the teleconference live by calling (800) 510-0146 approximately 10 minutes before the scheduled start. International participants can dial (617) 614-3449. The access code is 21813582. A live webcast will be available via the Internet through Vulcan's home page at vulcanmaterials.com. The conference call will be recorded and available for replay approximately two hours after the call through August 8, 2006.

Vulcan Materials Company, a member of the S&P 500 index, is the nation's largest producer of construction aggregates and a major producer of other construction materials.

Certain matters discussed in this release, including expectations regarding future performance, contain forward-looking statements that are subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those projected. These risks, assumptions and uncertainties include, but are not limited to, those associated with general economic and business conditions; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for residential and private nonresidential construction; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount of any future payments to be received by the Company under two earn-outs contained in the agreement for the divestiture of the Company's Chemicals business; and other risks, assumptions and uncertainties detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements.

TABLE A
Vulcan Materials Company and Subsidiary Companies
	(Amounts and shares in thousands, except per share data)
Consolidated Statements of Earnings (Condensed and unaudited)	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Net sales
Delivery revenues
Total revenues

Cost of goods sold
Delivery costs
Cost of revenues

Gross profit
Selling, administrative and general expenses
Other operating (income)expense, net
Operating income

Other income, net
Interest income
Interest expense
Earnings from continuing operations before income taxes
Provision for income taxes
Earnings from continuing operations
Earnings (loss) on discontinued operations, net of tax
Net earnings

Basic earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Diluted earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Weighted-average common shares outstanding:
   Basic
   Assuming dilution
Cash dividends declared per share of common stock
Depreciation, depletion, accretion and
   amortization from continuing operations
Effective tax rate

$807,781
80,381
888,162

550,045
80,381
630,426

257,736
65,180
(25,392)
217,948

10,756
1,472
5,690
224,486
75,080
149,406
(1,715)
$147,691

$1.50
(0.01)
$1.49

$1.47
(0.02)
$1.45

99,430
101,636
$0.37

$54,785
33.4%

		$705,348 76,726 782,074 494,973 76,726 571,699 210,375 55,688 1,182 153,505 680 3,146 9,615 147,716 45,764 101,952 19,595 $121,547 $1.00 0.19 $1.19 $0.98 0.19 $1.17 102,259 104,026 $0.29 $54,833 31.0%

$1,450,053
146,797
1,596,850

1,028,654
146,797
1,175,451

421,399
130,222
(25,524)
316,701

22,849
4,119
11,975
331,694
110,551
221,143
(3,534)
$217,609

$2.21
(0.03)
$2.18

$2.16
(0.03)
$2.13

99,988
102,153
$0.74

$107,999
33.3%

$1,184,748
125,942
1,310,690

882,139
125,942
1,008,081

302,609
107,124
4,211
191,274

2,234
5,634
18,873
180,269
56,883
123,386
52,512
$175,898

$1.20
0.51
$1.71

$1.18
0.51
$1.69

102,595
104,316
$0.58

$107,185
31.6%

TABLE B
Vulcan Materials Company and Subsidiary Companies	(Amounts in thousands)

Consolidated Balance Sheets
(Condensed and unaudited)

Assets
Cash and cash equivalents
Medium-term investments
Accounts and notes receivable:
   Accounts and notes receivable, gross
   Less: Allowance for doubtful accounts
      Accounts and notes receivable, net
Inventories:
   Finished products
   Raw materials
   Products in process
   Operating supplies and other
      Inventories
Deferred income taxes
Prepaid expenses
      Total current assets
Investments and long-term receivables
Property, plant and equipment:
   Property, plant and equipment, cost
   Less: Reserve for depreciation, depletion and amortization
      Property, plant and equipment, net
Goodwill
Other assets
      Total assets

Liabilities and Shareholders' Equity
Current maturities of long-term debt
Short-term borrowings
Trade payables and accruals
Other current liabilities
      Total current liabilities
Long-term debt
Deferred income taxes
Other noncurrent liabilities
Shareholders' equity
      Total liabilities and shareholders' equity

June 30
2006

$71,191
-

612,484
(4,238)
608,246

204,114
10,138
1,959
18,452
234,663
19,441
13,830
947,371
6,729

3,668,316
(1,953,064)
1,715,252
630,802
185,292
$3,485,446

$32,547
217,000
186,978
187,193
623,718
322,645
278,778
289,608
1,970,697
$3,485,446

December 31
2005

$275,138
175,140

480,647
(4,277)
476,370

170,539
9,602
1,589
16,022
197,752
23,184
17,138
1,164,722
6,942

3,481,708
(1,877,741)
1,603,967
617,083
196,170
$3,588,884

$272,067
-
142,221
164,726
579,014
323,392
275,065
284,872
2,126,541
$3,588,884

June 30
2005

$286,134
248,980

430,490
(4,467)
426,023

167,620
7,738
1,409
14,568
191,335
36,264
13,470
1,202,206
6,994

3,373,095
(1,797,210)
1,575,885
636,582
234,731
$3,656,398

$242,065
-
141,716
197,310
581,091
355,706
326,363
300,560
2,092,678
$3,656,398

TABLE C
Vulcan Materials Company and Subsidiary Companies Consolidated Statements of Cash Flows (Condensed and unaudited)	(Amounts in thousands) Six Months Ended June 30

Operating Activities
Net earnings
Adjustments to reconcile net earnings to
  net cash provided by operating activities:
    Depreciation, depletion, accretion and amortization
    Net gain on sale of property, plant and equipment
    Net gain on sale of contractual rights
    Contributions to pension plans
    Increase in assets before initial effects of
      business acquisitions and dispositions
    Increase in liabilities before initial effects of
      business acquisitions and dispositions
    Other, net
      Net cash provided by operating activities

Investing Activities
Purchases of property, plant and equipment
Proceeds from sale of property, plant and equipment
Proceeds from sale of contractual rights, net of cash transaction fees
Proceeds from sale of Chemicals business, net of cash transaction fees
Payment for partner's interest in consolidated Chemicals joint venture
Payment for businesses acquired, net of acquired cash
Purchases of medium-term investments
Proceeds from sales and maturities of medium-term investments
Change in investments and long-term receivables
Other, net
      Net cash provided by (used for) investing activities

Financing Activities
Net short-term borrowings
Payment of short-term debt and current maturities
Payment of long-term debt
Purchases of common stock
Dividends paid
Proceeds from exercise of stock options
Excess tax benefits from exercise of stock options
Other, net
      Net cash used for financing activities

Net (decrease) increase in cash and cash equivalents
Cash and cash equivalents at beginning of period
Cash and cash equivalents at end of period

2006

$217,609

108,018
(2,061)
(24,849)
(778)

(139,718)

34,190
1,690
194,101

(187,273)
4,742
24,888
-
-
(20,355)
-
175,140
240
4,473
1,855

217,000
(240,305)
-
(335,224)
(73,855)
19,537
9,626
3,318
(399,903)

(203,947)
275,138
$71,191

2005

$175,898

107,639
(3,091)
-
(502)

(147,847)

88,650
(6,680)
214,067

(100,125)
4,347
-
213,624
(62,701)
(72,715)
(203,360)
133,590
544
         -
(86,796)

-
(1,127)
(8,253)
(69,005)
(59,436)
25,187
-
      47
(112,587)

14,684
271,450
$286,134

TABLE D

Notes to Condensed Consolidated Financial Statements

1.  Supplemental Cash Flow Information
Supplemental information referable to the Condensed Consolidated Statements of Cash Flows for the six months ended June 30 is summarized below (amounts in thousands):

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
  Interest, net of amount capitalized
  Income taxes

Supplemental Schedule of Noncash Investing and Financing Activities
Liabilities assumed in business acquisitions
Accrued liabilities for purchases of property, plant and equipment
Accrued liabilities for purchases of treasury stock
Noncash proceeds from the sale of the Chemicals business:
   Earn-outs
   Working capital adjustments

2006 $18,059 57,958 - 15,194 17,678 - -	2005 $18,936 61,697 5,634 4,943 - 128,167 13,559
2. Net Sales and Unit Shipments	(Amounts in thousands)
	Three Months Ended June 30		Six Months Ended June 30

Net Sales by Product
   Aggregates, excluding freight to remote
      distribution sites
    Freight to remote distribution sites
      Aggregates
      Asphalt mix
      Concrete
      Other products
        Total net sales

Unit Shipments
   Aggregates
      Customer tons
      Internal tons *
         Aggregates - tons

         Asphalt mix - tons

         Concrete - cubic yards

	2006 $531,902 37,810 569,712 126,111 72,510 39,448 $807,781 66,623 3,485 70,108 3,041 817	2005 $480,431 31,712 512,143 95,205 66,788 31,212 $705,348 67,938 3,848 71,786 3,254 883	2006 $958,754 70,824 1,029,578 211,311 137,083 72,081 $1,450,053 119,915 6,357 126,272 5,305 1,567	2005 $808,906 59,479 868,385 148,593 116,833 50,937 $1,184,748 115,040 6,426 121,466 5,107 1,558

*Represents tons shipped to our non-aggregates operations (e.g., asphalt mix and concrete).
  Revenue from internal shipments is not included in net sales as presented in the accompanying Consolidated
  Statements of Earnings.

TABLE E
3. Reconciliation of Non-GAAP Performance Measures (Amounts in thousands, except per share data)
Three Months Ended June 30		Six Months Ended June 30

GAAP Earnings from continuing operations before
      income taxes
   Gain on sale of contractual rights (1)
   (Gain) loss from adjustment in the carrying value
      of the ECU earn-out (2)
Earnings from continuing operations before income
      taxes, excluding gains on sale of contractual rights
      and adjustment in the carrying value of the
      ECU earn-out (3)

2006 $224,486 (24,849) (10,805) $188,832	2005 $147,716 - 270 $147,986	2006 $331,694 (24,849) (22,986) $283,859	2005 $180,269 - 270 $180,539

GAAP Earnings from continuing operations,
      net of tax
   Gain on sale of contractual rights, net of tax (1)
   (Gain) loss from adjustment in the carrying
      value of the ECU earn-out, net of tax (2)
Earnings from continuing operations, excluding gains
      on sale of contractual rights and adjustment in the
      carrying value of the ECU earn-out, net of tax (3)

$149,406 (14,850) (6,475) $128,081	$101,952 - 167 $102,119	$221,143 (14,850) (13,775) $192,518	$123,386 - 167 $123,553

GAAP Diluted earnings per share from continuing
      operations
   After-tax gain per diluted share resulting from
      the sale of contractual rights (1)
   After-tax gain per diluted share resulting from
      the adjustment in the carrying value of the
      ECU earn-out (2)
Earnings per share from continuing operations,
      excluding gains on sale of contractual rights
      and adjustment in the carrying value of the
      ECU earn-out, net of tax (3)

$1.47 (0.15) (0.06) $1.26	$0.98 - - $0.98	$2.16 (0.15) (0.13) $1.88	$1.18 - - $1.18

(1) During the second quarter of 2006, the Company recognized a $25 million pretax gain from the sale of its contractual rights to mine the Bellwood quarry in Atlanta, Georgia. The City of Atlanta plans to convert the property into a city park and greenspace as part of a larger economic growth and development project around the city's perimeter. The Company worked with city and county officials to achieve this mutually beneficial transaction. Over the next two years, the Company will continue operating the quarry as it transitions customers to its existing 12 quarries in the greater Atlanta area and to a new, zoned site purchased in 2004 in anticipation of the Bellwood sale.

(2) In June 2005, the Company sold substantially all the assets of its Chemicals business, known as Vulcan Chemicals, to a subsidiary of Occidental Chemical Corporation, Basic Chemicals. Subject to certain conditions as defined in a separate earn-out agreement, Basic Chemicals is required to make future payments based on ECU and natural gas prices during the five-year period beginning July 1, 2005, and is capped at $150 million (ECU earn-out or ECU derivative). The ECU earn-out is accounted for as a derivative instrument; accordingly, it is reported at fair value. Changes to the fair value of the ECU derivative are recorded within continuing operations pursuant to SAB Topic 5:Z:5.

(3) The Company prepares and reports its financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Internally, management monitors the operating performance of its construction materials business using non-GAAP metrics similar to those above. These non-GAAP measures exclude the effects of two items, described more fully above: 1) the gain on the sale of contractual rights at the Bellwood quarry in Atlanta, Georgia, during the second quarter of 2006 (included in other operating income, net in the accompanying condensed consolidated statements of earnings), and 2) the ECU earn-out obtained in connection with the June 2005 sale of our Chemicals business, including the associated changes in carrying value (included in other income, net in the accompanying condensed consolidated statements of earnings).

In Management's opinion, these non-GAAP measures are important indicators of the ongoing operations of our construction materials business and provide better comparability between reporting periods because they exclude items that may not be indicative of or are unrelated to our core business and provide a better baseline for analyzing trends in our core operations. The Company does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes the disclosure of the effects of these items increases the reader's understanding of the underlying performance of the business and that such non-GAAP financial measures provide investors with an additional tool to evaluate our financial results and assess our prospects for future performance.